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EXHIBIT 21.1

OWENS-ILLINOIS GROUP, INC.
OWENS-BROCKWAY GLASS CONTAINER INC.
SUBSIDIARIES OF THE REGISTRANTS

        Owens-Illinois Group, Inc. had the following subsidiaries (including Owens-Brockway Glass Container Inc.) at May 31, 2003. Subsidiaries are indented following their respective parent companies:

Incorporation Name	State/Country of or Organization
OI Health Care Holding Corp.	Delaware
OI General Finance Inc.	Delaware
OI Plastic Products FTS Inc.	Delaware
Specialty Packaging Licensing Company	Delaware
Owens-Illinois Closure Inc.	Delaware
Product Design & Engineering, Inc.	Minnesota
O-I Brazil Closure Inc.	Delaware
Specialty Packaging Products de Mexico, S.A. de C.V.	Mexico
Owens-Illinois Prescription Products Inc.	Delaware
OI Medical Inc.	Delaware
Owens-Brockway Plastic Products Inc.	Delaware
Owens-Illinois Specialty Products Puerto Rico, Inc.	New Jersey
OI Regioplast STS Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty. Ltd.	Australia
ACI America Holdings Inc.	Delaware
Continental PET Technologies, Inc.	Delaware
Continental PET Technologies de Mexico, S.A. de C. V.	Mexico
Owens-Illinois Plastic Products de Mexico S.r.l. de C.V.	Mexico
Continental PET Technologies Magyaoroszag Kft.	Hungary
Continental PET Technologies do Brasil Ltda	Brazil
OI Venezuela Plastic Products Inc.	Delaware
OI Plasticos de Venezuela C.A.	Venezuela
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
OI AID STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
OI Holding Company, Inc.	Ohio
Owens-Illinois Foreign Sales Corp.	Virgin Islands
Universal Materials, Inc.	Ohio
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
Brockway Realty Corporation	Pennsylvania
Brockway Research, Inc.	Delaware
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
SeaGate II, Inc.	Ohio
SeaGate III, Inc.	Ohio
OB Cal South Inc.	Delaware
OI Europe & Asia Inc.	Delaware
Overseas Finance Company	Delaware
Owens-Brockway Glass Container Trading Company	Delaware
OIB Produvisa Inc.	Delaware
OI Consol STS Inc.	Delaware
OI California Containers Inc.	Delaware
OI Puerto Rico STS Inc.	Delaware
OI Eduador STS Inc.	Delaware
Cristaleria del Ecuador, S. A.	Ecuador

OI Peru STS Inc.	Delaware
Vidrios Industriales S. A.	Peru
Compania Manufactura De Vidrio Del Peru	Peru
OI Poland Inc.	Delaware
Owens-Illinois Polska S.A.	Poland
OI Hungary Inc.	Delaware
United Hungarian Glass Containers Kft.	Hungary
OI Thailand Inc.	Delaware
OI Pacific (Machinery and Distribution) Limited	Thailand
OI International Holdings Inc.	Delaware
OI Global C.V.	Netherlands
Owens-Illinois (Australia) Pty. Ltd.	Australia
ACI Packaging Services Pty. Ltd.	Australia
ACI Operations Pty. Ltd.	Australia
ACI Plastics Packaging (Thailand) Ltd.	Thailand
ACI International Pty. Ltd.	Australia
OI Andover Group Inc.	Delaware
The Andover Group Inc.	Delaware
Breadalbane Shipping PTE Ltd.	Singapore
PT Kangar Consolidated Industries	Indonesia
Owens-Illinois (NZ) Ltd.	New Zealand
ACI Operations New Zealand Ltd.	New Zealand
OI China LLC	Delaware
Wuhan Owens Glass Container Company Ltd.	China
Owens-Illinois (HK) Ltd.	Hong Kong
ACI Guangdong Ltd.	Hong Kong
ACI Guangdong Glass Company Ltd.	China
ACI Shanghai Ltd.	Hong King
ACI Shanghai Glass Company Ltd.	China
ACI Tianjin Ltd.	Hong Kong
ACI Tianjin Mould Company Ltd.	China
OI European Group B.V.	Netherlands
OI Europe (Machinery and Distribution) Limited	United Kingdom
Closure & Packaging Services, Ltd.	Guernsey
Closure & Packaging Services (U.K.) Ltd.	United Kingdom
Closure & Packaging Services (Antilles) N.V.	Netherlands Antilles
Closure & Packaging Services (Netherlands) B.V.	Netherlands
UGG Holdings Ltd.	United Kingdom
OI Overseas Management Company LLC	Delaware
United Glass Group Ltd.	United Kingdom
United Glass, Limited	United Kingdom

OI Glass Holdings B.V.	Netherlands
Owens-Illinois International Management & Trading Kft.	Hungary
OI Italia S.r.l.	Italy
AVIR S.p.A.	Italy
Avirunion, a.s.	Czech Republic
Sonator Investments B.V.	Netherlands
Rovisa Valores S.r.l.	Spain
Vidrieria Rovira, S. A.	Spain
Vetrerie Meridionali S.p.A.	Italy
San Domenico Vetraria S.r.l.	Italy
Nord Vetri S.p.A.	Italy
Sicilvetro S.p.A.	Italy
OI International B. V.	Netherlands
Owens-Illinois Plastics PTE Ltd.	Singapore
Owens-Illinois Plastics Ltd	United Kingdom
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Owens-Illinois Plastics Ecuador S.A.	Ecuador
Centro Vidriero de Venezuela, C.A.	Venezuela
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
Cristaleria Peldar, S.A.	Colombia
Centro de Mecanizados del Cauca S.A.	Colombia
Cristar S.A.	Colombia
Industria de Materias Primas Limitiada	Colombia
Vidrieria Fenicia	Colombia
Sao Raimundo Administracao, Participacoes e Representacoes, Limitada	Brazil
Companhia Industrial Sao Paulo e Rio	Brazil
OI Finnish Holdings Oy	Finland
Owens-Illinois Plastics Oy	Finland
Karhulan Lasi Oy	Finland
A/S Jarvakandi Klaas	Estonia
Owens-Illinois Plastics B.V.	Netherlands

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  EXHIBIT 21.1